Exhibit 21.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-135048, 333-151965, 333-175884, 333-205955, 333-211093, 333-212726, and 333-219517) and Form S-3 (No. 333-167377) of Town Sports International Holdings, Inc. of our report dated March 30, 2018, with respect to the consolidated financial statements of Total Woman Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2017, included in this Current Report on Form 8-K/A.
/s/ Martini Iosue & Akpovi, LLP
Los Angeles, California
June 20, 2018